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                                                                     Exhibit 3.7

[NOVA SCOTIA LOGO]


                          CERTIFICATE OF INCORPORATION
                                  Companies Act


REGISTRY NUMBER

   3090672


NAME OF COMPANY

   3090672 NOVA SCOTIA COMPANY


I hereby certify that the above-mentioned company was incorporated this date under the Companies Act and that the liability of the members is unlimited.


  /s/ [ILLEGIBLE]                                              June 22, 2004
  -------------------------------------------              ---------------------
Agent of the Registrar of Joint Stock Companies            Date of Incorporation